Sun Life Insurance and Annuity Company of New York (hereinafter referred to as "the Company") 1 Sun Life Executive Park, Wellesley Hills, MA 02481

Please PRINT clearly.	1. Name of Proposed Insured
2. Address
	3. Sex ☐ Male ☐ Female	4. Date of Birth (mm/dd/yy)	5. Social Security Number
Coverage Selection

6. Application for Life Insurance to:

A. Sun Life Insurance and Annuity Company of New York:

☐ Sun Life Large Case Corporate VUL (Flexible Premium Variable Universal Life Insurance)

☐ Futurity Corporate VUL (Flexible Premium Variable Universal Life Insurance)

☐ Other
B. Specified Face Amount __________________________________ Additional Protection Benefit Face Amount ______________________

C. Death Benefit Option

Sun Life Large Case VUL:

☐ Option A (Specified Face Amount)

☐ Option B (Specified Face Amount plus Gross Cash Surrender Value)

☐ Option C (Specified Face Amount plus Cumulative Premiums Paid)

Futurity Corporate VUL:

☐ Option A (Specified Face Amount)

☐ Option B (Specified Face Amount plus Account Value)

7. Definition of Life Insurance Test to be Used: ❒ Cash Value ❒ Guideline Premium (available on Futurity Corporate VUL only)
8. Issue Date Requested (mm/dd/yy)
9. Premium Mode: ☐ Annual ☐ Semi-Annual
10. Planned Periodic Premium
11. Initial Premium

Beneficiary and Owner Designation
12. Beneficiary Designation (if Trust, provide Trust Information)		Relationship
13. Owner (if other than Proposed Insured)
Address
Relationship	S.S. Number or Tax I.D. Number	Date of Trust (mm/dd/yy) (if applicable)

14. During the past three months, has the Proposed Insured been actively at work on a full-time basis, at least 30 hours per week in a normal capacity, and not been absent for more than five consecutive days due to illness or medical treatment? ☐ Yes ☐ No

If "No," give details.

15. Has the Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?

☐ Yes ☐ No

If "Yes," give name and number of each product used per day.

16. In connection with the policy applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ☐ Yes ☐ No

If "Yes," give details.

17. In the past 10 years, has the Proposed Insured been treated for:

Any disorder of the heart or blood vessels, tumor or cancer, diabetes, stroke, or any disorder of the blood, lungs, kidneys, drug or alcohol use, depression or been diagnosed or treated by a doctor or other medical practitioner for Human Immunodeficiency Virus or Acquired Immune Deficiency Syndrome (AIDS)?

☐ Yes ☐ No

If "Yes," give details.

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Authorization for Release and Disclosure of Underwriting Information

I hereby authorize any: (a) physician, health care provider, medical professional, hospital, clinic, or other medical or health care related facility or service; (b) insurance company; (c) state department of motor vehicles; (d) consumer reporting agency; or the Medical Information Bureau, Inc., to disclose or furnish to the Underwriting Department of Sun Life Assurance Company of Canada, Sun Life Assurance Company of Canada (U.S.) or Sun Life Insurance Annuity Company of New York (together, the "Company"), their subsidiaries, affiliates, third party administrators, and reinsurers, any and all information relating to me. I understand that such information may include records relating to my physical or mental condition such as diagnostic tests, physical examination notes and treatment histories.

Upon written request, the MIB will arrange disclosure of any information it may have about you in its files. Medical information will only be disclosed to a physician designated by you. If you question the accuracy of information in your file you may contact the Medical Information Bureau, Inc. at P.O. Box 105, Essex Station, Boston, Massachusetts 02112 (telephone 781-426-3660). You may seek to have MIB correct information in your file pursuant to the Federal Fair Credit Reporting Act.

I understand that the Company will use the information it obtains to determine if I am eligible for life insurance coverage with the Company and to determine the premium to be paid for such coverage.

I hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau, Inc. or any other life insurance company with which I do business. I understand that the Company will not disclose information it obtains about me except as authorized by this Authorization, as may be required or permitted by law or as I may further authorize. I understand that if information is re-disclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

I understand that: (a) this Authorization shall be valid for twenty-four (24) months from the date I sign it; (b) I may revoke it at any time by providing written notice to Underwriting Department of the Company, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I are entitled to receive a copy of the Authorization upon request. The address of the Company is provided on page one (1).

A copy of this Authorization shall be as valid as the original.

I understand that the Company will use the information it obtains to determine if I am eligible for life insurance coverage with the Company and to determine the premium to be paid for such coverage.

I hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau, Inc. or any other life insurance company with which I do business. I understand that the Company will not disclose information it obtains about me except as authorized by this Authorization, as may be required or permitted by law or as I may further authorize. I understand that if information is re-disclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

I understand that: (a) this Authorization shall be valid for twenty-four (24) months from the date I sign it; (b) I may revoke it at any time by providing written notice to Underwriting Department of the Company, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I are entitled to receive a copy of the Authorization upon request. The address of the Company is provided on page one (1).

A copy of this Authorization shall be as valid as the original.

Signed at
Signature of Proposed Insured

Date

To be completed by the Owner:
Owner's IRS Certification:

I hereby certify to the best of my knowledge and belief that (1) the Owner's taxpayer identification number, as listed, is correct and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and (3) I am a U.S. person (including a U.S. resident alien). Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Signature of Owner/Taxpayer	Date

Signature Section

DECLARATION:

By signing this Application I understand and agree that:

a) all statements and answers in this application are true and complete to my/our best knowledge and belief. The information provided in this application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued;

b) no insurance requested in this Application will be effective: (1) until a policy is issued during the lifetime of the insured, and (2) until the Company has received the first full premium due on the Application requested, and (3) unless the statements made in this application continue to be complete and true from the date of application through the date the policy is delivered;

c) no licensed sales representative or other person, except the Company's President, Secretary or Vice-President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any terms or requirements of any Application or life insurance policy;

d) In accepting coverage, I/we also accept any corrections and amendments made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent in the form of an Alteration of Application. However, the Company may change non-guaranteed elements of the coverage at its sole discussion;

e) the Owner shall have the right, without the consent of the Insured, to make written requests, from time to time, to change the amount of life insurance coverage;

f) any illustration prepared in connection with this Application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance;

g) all the policy features, including the financial impact of the Specified Face Amount/APB Face Amount mix selected, have been reviewed with me by the Sales Representative whose name is listed below.

h) in connection therewith, it is expressly acknowledged that the policy, as applied for suitable for my insurance needs and my anticipated financial objectives;

SUITABILITY:

I/we also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that:

  THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
  THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life policy and also a prospectus for each of the underlying investment options. I understand that an illustration of benefits, including death benefits, policy values and cash surrender values is available upon request.

Signature of Proposed Insured	Signature of Applicant/Owner

Signature of Witness/Sales Representative	Sales Representative's License No.	Date
Licensed Sales Representatives' Report

1. In connection with the policies applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ☐ Yes ☐ No

If yes, provide details and any necessary forms.

2. Based on your reasonable inquiry about the applicant's financial situation, insurance objectives and needs, do you believe that the policy, including the Specified Face Amount/APB Face Amount mix as applied for is suitable for the insurance needs, the services to be provided and anticipated financial objectives of the proposed Owner? ☐ Yes ☐ No

3. To whom shall premium notices and correspondence be sent (if other than the Insured):

Licensed Sales Representatives who will share commissions:

Name License Number Share %

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

I, certify: Print name

1. (a) That the questions contained in this Application were asked of the Proposed Insured and applicant and correctly recorded: (b) that this Application, report and any accompanying information are complete and true to the best of my knowledge and belief; and (c) that I have given the applicant the notice of information practice.

2. That I have reviewed with the applicant all the policy features, including the financial impact of the Specified Face Amount/APB Face Amount mix selected.

3. That a current prospectus has been given to the applicant, if applying for a flexible premium variable universal life contract, and for each of the underlying investment companies of the various sub-accounts.

4. That all answers made by me in the above Licensed Sales Representative's report are true and complete to the best of my knowledge and belief.

	Signature of Licensed Sales Representative	Date